Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2009

Hoffman Estates, Ill. (May 6, 2009) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $437.4 million and net income of $23.3 million, or $0.26 per diluted share, for the first quarter of 2009 compared to total revenue of $451.9 and net income of $16.4 million, or $0.18 per diluted share, for the first quarter of 2008. Excluding significant items as detailed below in this press release, net income per diluted share was $0.32 for the first quarter of 2009, compared to $0.25 for the first quarter of 2008.

“I am encouraged by our overall performance in the first quarter,” said Gary E. McCullough, president and chief executive officer. “Our Health Education schools delivered another record quarter with a 24% increase in student population. Our Culinary schools posted a 13% increase in student starts, thanks to our efforts in 2008 to evolve the business to meet the changing needs of our students. However, in our University institutions, while we generated strong improvements in operating income and margins, I am not satisfied with the level of our student starts. We will continue to improve in this important area as we move toward our goal of meaningful and consistent revenue growth across the organization.”

Three Months Ended March 31, 2009

•	Total revenue from continuing operations was $437.4 million during the first quarter of 2009, a 3.2 percent decrease from $451.9 million during the first quarter of 2008.

•

Revenue for the Transitional Schools was $6.7 million in the first quarter of 2009, as compared to $24.4 million for the first quarter of 2008 reflecting the reduction in student population associated with the teach-out of these operations.

•	Excluding the Transitional Schools, revenue was $430.7 million in the first quarter, a 0.7 percent increase from $427.5 million in the first quarter of 2008.

CEC ANNOUNCES 1Q09 RESULTS …PG 2

•

Operating income was $35.4 million during the first quarter of 2009, a 46 percent increase from $24.2 million of operating income during the first quarter of 2008. Operating margin percentage was 8.1 percent during the first quarter of 2009, a 2.7 percentage point increase relative to an operating profit margin percentage of 5.4 percent during the first quarter of 2008.

•	Included in pretax income for the three months ended March 31, 2009 and the three months ended March 31, 2008 are the following significant items:

	Pretax Expense/ (Income) (In Millions)	Diluted Earnings per Share Impact Income Gain/ (Loss)
Three Months Ended March 31, 2009
Lease Exit Charges	$7.8	$(0.06)

Three Months Ended March 31, 2008
Severance and Stay Bonuses	$10.5	$(0.08)
Impairment Charges	$2.2	$(0.02)
Gain from Termination of Affiliate Relationship (1)	$(4.7)	$0.03

TOTAL	$8.0	$(0.07)

(1) (Reported within other income)

•

Transitional Schools reported a loss of $17.2 million in the first quarter of 2009, as compared to a loss of $15.6 million for the first quarter of 2008. Included in the operating loss in the first quarter of 2009 were charges associated with vacated real estate of $7.8 million. Included in the operating loss in the first quarter of 2008 was $7.2 million of charges related to severance and stay bonuses and a $2.2 million charge related to the impairment of long-lived assets.

•

Excluding the Transitional Schools, operating income was $52.6 million in the first quarter of 2009, up 32 percent from $39.8 million in the first quarter of 2008. Included in operating income in the first quarter of 2008 was $3.3 million of severance expenses. Operating margin excluding the Transitional Schools was 12.2 percent during the first quarter of 2009, a 2.9 percentage point increase relative to an operating profit margin percentage of 9.3 percent during the first quarter of 2008.

CEC ANNOUNCES 1Q09 RESULTS …PG 3

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Cash provided by operating activities was $48.7 million during the first quarter of 2009, compared to cash provided by operating activities of $35.5 million during the first quarter of 2008.

•

Capital expenditures decreased to $14.9 million during the first quarter of 2009, from $18.8 million during the first quarter of 2008. Capital expenditures represented 3.4 percent of total revenue during the first quarter of 2009.

Financial Position

•	As of March 31, 2009 and December 31, 2008, cash and cash equivalents and investments totaled $499.7 million and $508.7 million, respectively.

•	Days sales outstanding (DSO) were 13 days as of March 31, 2009, compared to 14 days as of March 31, 2008.

Stock Repurchase Program

Our Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of our common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

During the three months ended March 31, 2009, the company repurchased 1.7 million shares of our common stock for approximately $40.0 million at an average price of $22.83 per share. Since the inception of the program, the company has repurchased 20.9 million shares of our common stock for approximately $644.7 million at an average price of $30.80 per share.

As of March 31, 2009, approximately $155.5 million is available under the program to repurchase outstanding shares of our common stock.

CEC ANNOUNCES 1Q09 RESULTS …PG 4

Revenue

	For the three months ended March 31,		% Change 2009 vs. 2008
	2009	2008
Revenue (in millions)
University	$189.8	$177.1	7%
Culinary Arts	75.3	87.2	(14)%
Health Education	67.4	57.8	17%
Art & Design	63.8	70.9	(10)%
International	34.5	34.5	—
Corporate	(0.1)	—	N/M

Subtotal	$430.7	$427.5	1%
Transitional Schools	6.7	24.4	N/M

Total Revenue	$437.4	$451.9	(3)%

Operating Income

	For the three months ended March 31,		% Change 2009 vs. 2008
	2009	2008
Operating Income (in millions)
University	$38.1	$25.0	52%
Culinary Arts	(0.6)	5.4	(111)%
Health Education	13.5	4.4	207%
Art & Design	7.4	10.7	(31)%
International	11.4	12.8	(11)%
Corporate	(17.2)	(18.5)	N/M

Subtotal	$52.6	$39.8	32%
Transitional Schools	(17.2)	(15.6)	N/M

Total Operating Income	$35.4	$24.2	46%

Operating Margin

	For the three months ended March 31,
	2009	2008
Operating Margin
University	20.1%	14.1%
Culinary Arts	-0.8%	6.2%
Health Education	20.0%	7.7%
Art & Design	11.5%	15.1%
International	33.0%	37.1%
Corporate	N/M	N/M

Subtotal	12.2%	9.3%
Transitional Schools	N/M	-63.9%

Total	8.1%	5.4%

CEC ANNOUNCES 1Q09 RESULTS …PG 5

STUDENT POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of April 30, 2009 and 2008, were as follows:

	As of April 30,		% Change
	2009	2008	2009 vs. 2008
STUDENT POPULATION
University	48,600	43,500	12%
Culinary Arts	9,800	10,200	(4)%
Health Education	19,300	15,600	24%
Art & Design	12,500	12,800	(2)%
International	8,300	7,000	19%

Subtotal	98,500	89,100	11%
Transitional Schools	1,300	4,700	(72)%

Total Student Population	99,800	93,800	6%

ONLINE STUDENT POPULATION
Art & Design	1,100	500	120%
University	38,400	33,900	13%

Total Online Student Population	39,500	34,400	15%

New Student Starts

New student starts by reportable segment during the first quarter of 2009 and 2008, were as follows:

	For the three months ended March 31,		% Change
	2009	2008	2009 vs. 2008
NEW STUDENT STARTS
University	16,120	15,830	2%
Culinary Arts	2,840	2,520	13%
Health Education	6,380	5,110	25%
Art & Design	1,950	2,070	(6)%
International	710	560	27%

Subtotal	28,000	26,090	7%
Transitional Schools	10	1,300	N/M

Total New Student Starts	28,010	27,390	2%

ONLINE STUDENT STARTS
Art & Design	330	300	10%
University	13,640	13,460	1%

Total Online Student Starts	13,970	13,760	2%

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on May 7, 2009 at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 800-573-4842 (domestic) or 617-224-4327 (international) and citing code 27904153. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 52594782.

CEC ANNOUNCES 1Q09 RESULTS …PG 6

About Career Education Corporation

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population of approximately 99,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design & Technology; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: the adverse impact and potential impacts on the availability of Title IV and private student loans for our students of (1) the willingness or ability of private lenders to make private student loans in the current U.S. credit markets, (2) new student lending related reporting and disclosure obligations on institutions that participate in Title IV federal student financial aid programs under The Higher Education Opportunity Act (“HEOA”), signed into law on August 14, 2008, in the first full reauthorization of the Higher Education Act of 1965, as amended, and (3) pending regulations under HEOA and Congress’ willingness or ability to maintain or increase funding for Title IV programs; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly making student loans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space, centralizing various functional areas, such as human resources and financial aid, and continuing to align the SBUs and corporate staff to remove layers, overlaps and redundancies; the impact on our revenues and profitability of our

CEC ANNOUNCES 1Q09 RESULTS …PG 7

transitional segment; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; our dependence on information technology system; our ownership or use of intellectual property ; costs and impacts of legal and administrative proceedings and investigations, governmental regulations, and class action and other lawsuits; costs and difficulties related to the integration of acquired businesses; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the most recent fiscal quarter, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

Investors:	John Springer
847/585-3899
www.careered.com

Media:	Jeff Leshay
847/585-2005

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2009	2008 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,121	$244,743
Investments	340,566	263,953

Total cash and cash equivalents and investments	499,687	508,696
Receivables:
Students, net of allowance for doubtful accounts of $35,738 and $35,226 as of March 31, 2009 and December 31, 2008, respectively	57,134	59,119
Other, net	6,844	9,191
Prepaid expenses	47,473	46,416
Inventories	12,362	12,352
Deferred income tax assets	17,472	17,472
Other current assets	9,601	9,223
Assets of discontinued operations	4,848	5,003

Total current assets	655,421	667,472

NON-CURRENT ASSETS:
Property and equipment, net	298,044	304,970
Goodwill	374,048	376,072
Intangible assets, net	39,245	39,904
Deferred income tax assets	11,566	11,440
Other assets, net	18,879	17,465

TOTAL ASSETS	$1,397,203	$1,417,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$337	$354
Accounts payable	42,862	28,450
Accrued expenses:
Payroll and related benefits	48,729	63,757
Advertising and production costs	19,729	21,504
Income taxes	34,216	29,224
Other	50,107	49,526
Deferred tuition revenue	142,524	153,727
Liabilities of discontinued operations	7,294	8,753

Total current liabilities	345,798	355,295

NON-CURRENT LIABILITIES:
Long-term debt and capital lease obligations, net of current maturities	1,658	1,889
Deferred rent obligations	99,299	97,644
Other liabilities, net	20,368	13,983

Total non-current liabilities	121,325	113,516

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	1,693	860

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	954	933
Additional paid-in capital	226,200	222,523
Accumulated other comprehensive income	571	5,774
Retained earnings	829,924	807,500
Cost of shares in treasury	(129,262)	(89,078)

Total stockholders’ equity	928,387	947,652

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,397,203	$1,417,323

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as transitional, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College - Sunnyvale and Long Beach, CA, IADT - Pittsburgh, PA, IADT - Toronto, Canada and Katharine Gibbs School and Gibbs College - Piscataway, NJ as discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended March 31,
	2009	% of Revenue	2008 (1)	% of Revenue
REVENUE:
Tuition and registration fees	$420,197	96.1%	$432,051	95.6%
Other	17,250	3.9%	19,833	4.4%

Total revenue	437,447		451,884

OPERATING EXPENSES:
Educational services and facilities	163,074	37.3%	166,649	36.9%
General and administrative	222,141	50.8%	238,626	52.8%
Depreciation and amortization	16,802	3.8%	20,215	4.5%
Goodwill and asset impairment	—	0.0%	2,169	0.5%

Total operating expenses	402,017	91.9%	427,659	94.6%

Operating income	35,430	8.1%	24,225	5.4%

OTHER INCOME (EXPENSE):
Interest income	1,158	0.3%	3,433	0.8%
Interest expense	(10)	0.0%	(227)	-0.1%
Share of affiliate earnings	—	0.0%	4,665	1.0%
Miscellaneous expense	(243)	-0.1%	(191)	0.0%

Total other income	905	0.2%	7,680	1.7%

Pretax income	36,335	8.3%	31,905	7.1%

Provision for income taxes	13,008	3.0%	10,535	2.3%

Income from continuing operations	23,327	5.3%	21,370	4.7%

Loss from discontinued operations, net of tax	(70)		$(4,986)

NET INCOME	$23,257		$16,384

NET INCOME (LOSS) PER SHARE - DILUTED
Income from continuing operations	$0.26		$0.24
Loss from discontinued operations	(0.00)		(0.06)

Net income	$0.26		$0.18

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	90,162		90,289

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as transitional, the change in our reportable business segments during the first quarter of 2008 and to present Brooks College - Sunnyvale and Long Beach, CA, IADT - Pittsburgh, PA, IADT - Toronto, Canada and Katharine Gibbs School and Gibbs College - Piscataway, NJ as discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$23,257	$16,384
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	—	6,613
Depreciation and amortization expense	16,802	21,403
Bad debt expense	9,943	11,765
Compensation expense related to share-based awards	3,157	3,029
Loss (gain) on disposition of property and equipment	295	(134)
Share of affiliate earnings, net of cash received	—	939
Deferred income taxes	—	533
Changes in operating assets and liabilities	(4,755)	(25,017)

Net cash provided by operating activities	48,699	35,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(225,622)	(213,501)
Sales of available-for-sale investments	149,009	177,569
Purchases of property and equipment	(14,898)	(18,814)
Other	(266)	433

Net cash used in investing activities	(91,777)	(54,313)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(40,184)	(13,990)
Issuance of common stock	520	793
Tax benefit associated with stock option exercises	21	26
Borrowings on revolving loans	—	999
Payments of capital lease obligations and other long-term debt	(141)	(118)

Net cash used in financing activities	(39,784)	(12,290)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(2,875)	8,292

NET DECREASE IN CASH AND CASH EQUIVALENTS	(85,737)	(22,796)
Add: Cash balance of discontinued operations, beginning of the year	115	15,735
Less: Cash balance of discontinued operations, end of the year	—	2,855
CASH AND CASH EQUIVALENTS, beginning of the year	244,743	221,970

CASH AND CASH EQUIVALENTS, end of the year	$159,121	$212,054

CAREER EDUCATION CORPORATION

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended March 31,
	2009	2008 (1)
UNIVERSITY REVENUE:
AIU
Online	$77,762	$71,972
On-ground	20,131	22,982
CTU
Online	68,083	59,198
On-ground	15,048	13,538
Briarcliffe	8,750	9,461

University	$189,774	$177,151

UNIVERSITY SEGMENT OPERATING INCOME (LOSS):
AIU
Online	$21,086	$8,531
On-ground	(588)	(1,535)
CTU
Online	18,491	16,165
On-ground	(666)	828
Briarcliffe	(215)	1,002

University	$38,108	$24,991

UNIVERSITY SEGMENT OPERATING INCOME (LOSS) PERCENTAGE:
AIU
Online	27.1%	11.9%
On-ground	-2.9%	-6.7%
CTU
Online	27.2%	27.3%
On-ground	-4.4%	6.1%
Briarcliffe	-2.5%	10.6%
University	20.1%	14.1%

	Student Population as of April 30,
	2009	2008
AIU
Online	18,300	16,900
On-ground	3,600	3,500
CTU
Online	20,100	17,000
On-ground	5,000	4,300
Briarcliffe	1,600	1,800

University	48,600	43,500

	Student Starts for the year ended March 31,
	2009	2008
AIU
Online	8,040	8,160
On-ground	1,240	1,140
CTU
Online	5,600	5,300
On-ground	920	860
Briarcliffe	320	370

University	16,120	15,830

(1)	Prior period financial results have been reclassified to account for the teach-out of our schools previously reported as held for sale and the change in our reportable business segments during the first quarter of 2008.